UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CrowdStrike Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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CrowdStrike 150 Mathilda Place, Suite 300 Sunnyvale, California 94086

Notice of Annual Meeting of Stockholders

Time and Date	12:00p.m., Pacific Time Monday, July 6, 2020
Virtual Meeting	www.virtualshareholdermeeting.com/CRWD2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of CrowdStrike Holdings, Inc., a Delaware corporation (the "Company"), which will be held on Monday, July 6, 2020 at 12:00 p.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CRWD2020. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our employee stockholders around the world to attend the Annual Meeting, and provides cost savings for our stockholders and the Company.

At the Annual Meeting, stockholders will vote on the following matters:

1
To elect the Company's Board of Director nominees, Denis J. O'Leary, Joseph E. Sexton, and Godfrey R. Sullivan, to the Board to hold office until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

2	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021.

3	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is May 11, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on Monday, July 6, 2020 at 12:00 p.m. Pacific Time online at www.virtualshareholdermeeting.com/CRWD2020.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors
George Kurtz President, Chief Executive Officer and Director

Sunnyvale, California
May 22, 2020

        All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CrowdStrike 150 Mathilda Place, Suite 300 Sunnyvale, California 94086

Proxy Statement for the

2020 Annual Meeting of Stockholders

July 6, 2020

Questions and Answers about these Proxy Materials and Voting

We are providing you with these proxy materials because the Board of Directors of CrowdStrike Holdings, Inc. (the "Board") is soliciting your proxy to vote at CrowdStrike's 2020 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements thereof, to be held via a live audio webcast on Monday, July 6, 2020 at 12:00 p.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CRWD2020 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2020 Annual Report, are being distributed and made available on or about May 22, 2020. As used in this Proxy Statement, references to "we," "us," "our," "CrowdStrike" and the "Company" refer to CrowdStrike Holdings, Inc. and its subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about May 22, 2020.

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Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or about May 22, 2020.

What proxy materials are available on the internet?

The 2020 Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

How do I attend the Annual Meeting?

This year's Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CRWD2020. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The webcast of the Annual Meeting will begin promptly at 12:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Who can vote at the Annual Meeting?

Holders of our Class A common stock and Class B common stock as of the close of business on May 11, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 150,162,971 shares of our Class A common stock outstanding and 65,425,893 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our "common stock."

How do I vote?

With regard to the election of directors, you may either vote "For" the three nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If on May 11, 2020 your shares were registered directly in your name with CrowdStrike's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CRWD2020. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

  •
  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 5, 2020 to be counted.

  •
  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 5, 2020 to be counted.

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  •
  To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 11, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What am I voting on?

There are two matters scheduled for a vote:

  •
  Election of three directors nominated by the Board to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal; and

  •
  Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021.

What is the Board's voting recommendation?

The Board recommends that you vote your shares:

  •
  "For" the election of the three nominees for director; and

  •
  "For" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for its fiscal year ending January 31, 2021.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Stockholders are not permitted to cumulate votes.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the three nominees for director, and "For" the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

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  You may send a timely written notice that you are revoking your proxy to the attention of General Counsel—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.

  •
  You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for inclusion in our proxy statement for next year's annual meeting?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must submit their proposals so that they are received by us at our principal executive offices no later than January 22, 2021.

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When are stockholder proposals and director nominations due for next year's annual meeting?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that your proposal must be submitted in writing between February 6, 2021 and March 8, 2021 to the attention of Secretary—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that if our 2021 Annual Meeting of Stockholders is held before June 6, 2021 or after September 14, 2021, then the proposal must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of (i) 70 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, votes "For", "Against," abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal 1) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal 1. Thus, if you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to that proposal. Ratification of the selection of PricewaterhouseCoopers LLP (Proposal 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of PricewaterhouseCoopers LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1.

What are "broker non-votes"?

As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered "broker non-votes" with respect to such matters.

How many votes are needed to approve each proposal?
  •
  Proposal No. 1: The election of Class I directors requires a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Plurality means that the three nominees who receive the most "for" votes will be elected. You may (i) vote "for" all nominees, (ii) "withhold" your vote as to all nominees, or (iii) vote "for" all nominees except for those specific nominees from whom you "withhold" your vote. Any shares not voted "for" a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee's favor and will have no effect on the outcome of the election. A vote withheld with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum.

  •
  Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021, requires the affirmative "for" vote of a majority of the votes cast at the meeting to be approved. Abstentions will not be counted as votes cast.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares of the Company generally entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to ten votes on each matter to be voted upon. On the record date, there were 150,162,971 shares of Class A common stock outstanding and entitled to vote, representing 18.7% of total voting power, and 65,425,893 shares of Class B common stock outstanding and entitled to vote, representing 81.3% of total voting power.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting's chairperson or holders of a majority in voting interest of the stockholders represented at the meeting (present in person or represented by proxy) may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Emerging Growth Company Status

We are an "emerging growth company," as defined in the JOBS Act. As an emerging growth company we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

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Proposal 1 Election of Directors

The Board of Directors of CrowdStrike Holdings, Inc. (the "Board") is divided into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly as practicable, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Each director's term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board currently has nine members. There are three directors in Class I whose term of office expires in 2020, Denis J. O'Leary, Joseph E. Sexton, and Godfrey R. Sullivan. The Board has proposed that Denis J. O'Leary, Joseph E. Sexton, and Godfrey R. Sullivan be elected as Class I directors at the Annual Meeting.

Each of the three nominees is currently a director of the Company. The nominees were recommended for election by the Nominating and Corporate Governance Committee of the Board and the Board has approved such recommendation. Mr. O'Leary was appointed to the Board in December 2011, Mr. Sullivan was appointed to the Board in December 2017 and Mr. Sexton was appointed to the Board in March 2015. If elected at the Annual Meeting, the nominees would serve until the 2023 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. The Company encourages its nominees for director to attend its annual meetings.

Directors are elected by a plurality of the votes of the holders of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees for Director and Continuing Directors

The following table provides summary information about each of our director nominees and continuing directors as of May 22, 2020:

Name	Age	Position	Director Since	Current Term Expires	Independent
Nominees for Director
Denis J. O'Leary	63	Director	December 2011	2020 Annual Meeting	Yes
Joseph E. Sexton	61	Director	March 2015	2020 Annual Meeting	Yes
Godfrey R. Sullivan	66	Director	December 2017	2020 Annual Meeting	Yes
Continuing Directors
Roxanne S. Austin	59	Director	September 2018	2021 Annual Meeting	Yes
Sameer K. Gandhi	54	Director	August 2013	2021 Annual Meeting	Yes
Gerhard Watzinger	59	Chairman	April 2012	2021 Annual Meeting	Yes
Cary J. Davis	53	Director	July 2013	2022 Annual Meeting	Yes
George Kurtz	49	President, Chief Executive Officer and Director	November 2011	2022 Annual Meeting	No
Joseph P. Landy	58	Director	August 2013	2022 Annual Meeting	Yes

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the nominees for director. In addition, following the biographies of the nominees are the biographies of Class II and Class III directors containing information regarding each director continuing to serve on the Board.

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Class I Nominees For Election For a Three-Year Term Expiring at the 2023 Annual Meeting

Denis J. O'Leary.    Mr. O'Leary, 63, has served on our board of directors since December 2011. Mr. O'Leary has been a private investor since January 2016. From September 2009 to February 2016, he served as co-managing partner of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations. From June 1978 to April 2003, Mr. O'Leary was with JPM Chase & Co., an investment bank and financial services company, where he served in various executive roles, including Corporate Treasurer, CIO, and Head of Retail and Small Business Banking. Mr. O'Leary currently serves on the board of directors of Fiserv, Inc., a provider of financial services technology, and Ventive, Inc., a privately held software company. Mr. O'Leary holds a B.A. in Economics from the University of Rochester and an M.B.A. from New York University. Mr. O'Leary chairs our Nominating and Corporate Governance Committee. Mr. O'Leary brings to the Board and the Nominating and Corporate Governance Committee extensive investment experience and knowledge of our company.

Joseph E. Sexton.    Mr. Sexton, 61, has served on our board of directors since March 2015. He has been a private investor since June 2017. From September 2016 to May 2017, he served as an Executive in Residence for the venture capital firms of Lightspeed Venture Partners and Greylock Partners, where he advised portfolio companies on sales strategy and execution. From December 2012 to April 2017, he served as President of Worldwide Field Operations of AppDynamics, Inc., an application intelligence software company. Mr. Sexton currently serves on the boards of directors of privately-held companies. Mr. Sexton holds a B.B.A. in Marketing from the University of Kentucky. Mr. Sexton is a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Sexton brings to the Board and its committees his extensive knowledge of our company and his experience advising technology companies.

Godfrey R. Sullivan.    Mr. Sullivan, 66, has served on our board of directors since December 2017. From September 2008 to November 2015, he served as President and Chief Executive Officer of Splunk, Inc., a provider of machine data analytics software, and served on the board of directors of Splunk, Inc. from 2011 to 2019. From 2001 to 2004 he served as President and Chief Operating Officer, and from 2004 to 2007 as President, Chief Executive Officer and a member of the board of directors of Hyperion Solutions, an enterprise financial analytics company. Mr. Sullivan currently serves on the board of directors of RingCentral, Inc., a software-as-a-service solutions provider. He previously served on the board of directors of Citrix Systems, Inc., an enterprise software company, and Informatica Corporation, an enterprise data management company. Mr. Sullivan holds a B.B.A. from Baylor University. Mr. Sullivan is a member of our Audit Committee. The Board believes his perspective and experience as a former chief executive officer of other publicly traded companies and his experience as an executive and as a member of the board of directors of other companies in the enterprise software industry benefits the Board and the Audit Committee.

Continuing Directors

In addition to the director nominees, CrowdStrike has six other directors who will continue in office after the Annual Meeting with terms expiring in 2021 and 2022. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

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Class II Directors Continuing in Office Until the 2021 Annual Meeting

Roxanne S. Austin.    Ms. Austin, 59, has served on our board of directors since September 2018. Ms. Austin has served as President of Austin Investment Advisors, a private investment and consulting firm, since January 2004, and has also served as chair of the U.S. Mid-Market Investment Advisory Committee of EQT Partners, a private equity group. Ms. Austin currently serves on the boards of directors of Abbott Laboratories, a provider of pharmaceutical, medical devices, and nutritional products, Teledyne Technologies Incorporated, an industrial conglomerate, AbbVie Inc., a biopharmaceutical company, and Target Corporation, a department store retailer. In January 2020, Ms. Austin announced her intention to step down from the board of directors of Target Corporation in June 2020. She previously served on the board of directors of LM Ericsson Telephone Company, a networking and telecommunications company. Ms. Austin is a member of the California State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Austin holds a B.B.A. in Accounting from the University of Texas at San Antonio. Ms. Austin chairs our Audit Committee. Ms. Austin's extensive management and operating experience, financial expertise, and knowledge of financial statements, corporate finance and accounting matters make her instrumental to our Audit Committee and the Board as a whole.

Sameer K. Gandhi.    Mr. Gandhi, 54, has served on our board of directors since August 2013. Mr. Gandhi is currently a partner for Accel, a venture capital firm which he joined in June 2008, where he focuses on consumer, software and services companies. He currently serves on the boards of directors of several privately-held companies. Mr. Gandhi holds a B.S. and an M.S. in Electrical Engineering and an M.S. in Computer Science from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. Mr. Gandhi chairs our Compensation Committee. The Board believes Mr. Gandhi's extensive knowledge of our company and experience as an investor in multiple technology companies brings specific expertise to the Board and the Compensation Committee.

Gerhard Watzinger.    Mr. Watzinger, 59, has served as Chairman of our board of directors since April 2012. From April 2013 to September 2013, he served as the Chief Executive Officer for IGATE Corporation, an IT services company. Mr. Watzinger served as the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation, or Intel, a designer and manufacturer of digital technology platforms, until his resignation in March 2012. Mr. Watzinger joined Intel in February 2011 upon Intel's acquisition of McAfee. Mr. Watzinger joined McAfee in November 2007 upon McAfee's acquisition of SafeBoot Corp., a global leader in data protection software, where he served as Chief Executive Officer from February 2004 to November 2007. He currently serves on the board of directors of Mastech Digital, Inc., a digital transformation and information technology services company and Absolute Software, a persistent software company. Mr. Watzinger holds an advanced degree in Computer Science from the University of Applied Sciences in Munich. Mr. Watzinger is a member of our Audit Committee. Mr. Watzinger brings to the Board and the Audit Committee his expertise within the IT industry, his experience as a chief executive officer of several information technology companies, and his extensive perspective and operational insight as our current Chairman.

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Class III Directors Continuing in Office Until the 2022 Annual Meeting

Cary J. Davis.    Mr. Davis, 53, has served on our board of directors since July 2013. Mr. Davis is a Managing Director at Warburg Pincus, which he joined in October 1994, where he focuses on investments in the software and financial technology sectors. Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Inc., a multinational computer technology company, and a consultant at McKinsey & Company, a worldwide management consulting firm. Mr. Davis currently serves on the boards of directors of Cyren Ltd., a cloud-based, internet security technology company, and several privately-held companies. Mr. Davis holds a B.A. in Economics from Yale University and an M.B.A. from Harvard Business School. Mr. Davis is a member of our Compensation Committee. Mr. Davis brings to the Board and the Compensation Committee extensive business and investment expertise and his knowledge of our company and our industry.

George Kurtz.    Mr. Kurtz, 49, is one of our co-founders and has served as our President, Chief Executive Officer, and a member of our board of directors since November 2011. From October 2004 to October 2011, Mr. Kurtz served in executive roles at McAfee, Inc., a security technology company, including as Executive Vice President and Worldwide Chief Technology Officer from October 2009 to October 2011. In October 1999, Mr. Kurtz founded Foundstone, Inc., a security technology company, where he served as its Chief Executive Officer until it was acquired by McAfee, Inc. in October 2004. Since November 2017, he has also served as Chairman and as a board member for the CrowdStrike Foundation, a nonprofit established to support the next generation of talent and research in cybersecurity and artificial intelligence through scholarships, grants, and other activities. He has also served on the board of directors of Hewlett Packard Enterprise, an enterprise information technology company, since June 2019. Mr. Kurtz holds a B.S. in Accounting from Seton Hall University. Mr. Kurtz also holds a CPA license from the State of New Jersey with an inactive status. The Board believes Mr. Kurtz provides valuable insight to the Board as a whole as a security industry pioneer with more than 26 years of experience in the security space, a technology business leader, and as an accomplished entrepreneur who has accumulated extensive perspective, operational insight, and expertise as our co-founder and Chief Executive Officer.

Joseph P. Landy.    Mr. Landy, 58, has served on our board of directors since August 2013. Mr. Landy is a Managing Director and former Co-Chief Executive Officer of Warburg Pincus. Mr. Landy is currently on the board of trustees of New York University, serving as Chair of the Investment Committee. He is also a board member of Fountain House, the National Park Foundation and several privately held companies. He previously served on the board of directors of Kosmos Energy Ltd., an international oil company. Mr. Landy holds a B.S. in Economics from The Wharton School at the University of Pennsylvania and a M.B.A. from The Leonard N. Stern School of Business at New York University. Mr. Landy is a member of our Nominating and Corporate Governance Committee. Mr. Landy brings to the Board his extensive investment experience and knowledge of our company.

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Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board. Our Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Under the rules of Nasdaq, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees must be independent. Under the rules of Nasdaq, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the board of directors or a committee of the board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and as a result of this review, our Board determined that each of Roxanne S. Austin, Cary J. Davis, Sameer K. Gandhi, Joseph P. Landy, Denis J. O'Leary, Joseph E. Sexton, Godfrey R. Sullivan and Gerhard Watzinger, representing eight of our nine directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an "independent director" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our Board has an independent Chair, Mr. Watzinger, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as the authority to call special meetings of the stockholders. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Mr. Watzinger's role as Chair, as well as the strong independent committees of our Board is appropriate and enhances our Board's ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

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Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our Board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our Board also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our board in fulfilling its oversight responsibilities with respect to risk assessment and risk management, including the Company's policies and practices pertaining to financial accounting, investment, tax, and cybersecurity matters, and discusses with management the Company's major financial risk exposures. Our Compensation Committee reviews and assesses risks arising from the Company's employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Family Relationships

There are no family relationships among the directors and executive officers.

Meetings of the Board of Directors

The Board met thirteen times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. The Company's directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. We did not hold a 2019 Annual Meeting of Stockholders because our capital stock was not publicly traded prior to June 2019.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Roxanne S. Austin

Cary J. Davis

Sameer K. Gandhi

Joseph P. Landy

Denis J. O'Leary

Joseph E. Sexton

Godfrey R. Sullivan

Gerhard Watzinger

= Chairperson     = Member

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Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence," that each Audit Committee member meets the applicable rules for financial literacy under the rules and regulations of Nasdaq and the SEC, and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company. Our Board has also determined that Roxanne S. Austin qualifies as an "Audit Committee financial expert" as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.

Audit Committee	Members – Roxanne S. Austin, Chair – Godfrey R. Sullivan – Gerhard Watzinger

Our Audit Committee is comprised of Roxanne S. Austin, Godfrey R. Sullivan, and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Roxanne S. Austin is the chair of our Audit Committee. The Audit Committee is responsible for, among other things:

•

selecting and hiring our registered public accounting firm;

•

evaluating the performance and independence of our registered public accounting firm;

•

approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

•

reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•

reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•

overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•

reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•

establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•

reviewing and approving in advance any proposed related-person transactions; and

•

preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Audit Committee is available on our website at ir.crowdstrike.com. During fiscal 2020, our Audit Committee held five meetings.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2020 with management of the Company. The Audit Committee has discussed with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm's independence.

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Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Respectfully submitted by the members of the Audit Committee of the Board.

Roxanne S. Austin
Godfrey R. Sullivan
Gerhard Watzinger

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee	Members – Sameer K. Gandhi, Chair – Cary J. Davis – Joseph E. Sexton

Our Compensation Committee is comprised of Sameer K. Gandhi, Cary J. Davis, and Joseph E. Sexton, each of whom is a non-employee director and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Sameer K. Gandhi is the chair of our Compensation Committee. The Compensation Committee is responsible for, among other things:

•

determining, or recommending to the board for determination, the compensation of our executive officers, including our Chief Executive Officer;

•

overseeing and setting compensation for the members of our Board;

•

administering our equity compensation plans; and

•

overseeing our overall compensation policies and practices, compensation plans, and benefits programs.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Compensation Committee is available on our website at ir.crowdstrike.com. During fiscal 2020, our Compensation Committee held six meetings.

In addition, after the Company ceases to be an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company's Compensation Discussion and Analysis.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Financial Officer and the Chief Human Resources Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation. In addition, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any other advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and

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certain other types of advisers, only after taking into consideration those independence factors enumerated by Nasdaq rules; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration those independence factors described above, the Compensation Committee re-engaged Compensia, Inc., or Compensia, as its independent compensation consultants to advise on executive compensation matters, including competitive market pay practices for our executive officers, and data analysis and selection of the compensation peer group. The Compensation Committee continued to use Compensia because Compensia is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management.

During fiscal 2020, Compensia provided the following services:

  •
  assisted the Compensation Committee in refreshing our executive compensation peer group;

  •
  provided competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives;

  •
  assessed executive compensation trends within our industry and updated the Compensation Committee on corporate governance and regulatory issues and developments; and

  •
  provided guidance on other compensation topics, such as new hire executive compensation guidelines, severance and change in control benefit practices, burn rates and overhang levels, dual class stock structures, Board of Directors' compensation, bonus plan design and IPO equity compensation plans.

The Compensation Committee typically makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of its fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of the Company's Chief Executive Officer and evaluates the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Compensation Committee has also delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to employees subject to certain limitations established from time to time by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Mr. Kurtz was our President and Chief Executive Officer during fiscal 2020 and was appointed to the Compensation Committee in August 2016. Mr. Kurtz served as a member of the Compensation Committee until May 2019. Mr. Kurtz did not participate in committee meetings or discussions related to his compensation and the Compensation Committee did not have the authority to approve Mr. Kurtz's compensation while Mr. Kurtz was a member. No other member of our Compensation Committee is, or was during fiscal 2020, an officer or employee of our company. None of our executive officers currently serves or served during fiscal 2020 as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of any entity that has or had, at the relevant time, one or more executive officers serving on our Compensation Committee or our Board.

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Nominating and Governance Committee	Members – Denis J. O'Leary, Chair – Joseph P. Landy – Joseph E. Sexton

Our Nominating and Corporate Governance Committee is comprised of Denis J. O'Leary, Joseph P. Landy, and Joseph E. Sexton, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Denis J. O'Leary serves as the chair of the committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•

evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•

reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•

reviewing conflicts of interest of our directors and corporate officers and proposed waivers of our corporate governance guidelines and our code of business conducts and ethics; and

•

evaluating the performance of our Board and of our committees.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our Nominating and Corporate Governance Committee is available on our website at ir.crowdstrike.com. During fiscal 2020, our Nominating and Corporate Governance Committee held three meetings.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, business experience, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board and have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.

Our Board conducts an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Board's standing committees, including an evaluation of the qualifications of individual members of the Board and its committees. The evaluation is conducted via a list of questions that are provided to each director. The results of the evaluation and any recommendations for improvement are provided orally to our Board and the other standing committees of the Board either by the Chair of the Board or our outside counsel.

The Nominating and Corporate Governance Committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our Board. Although we do not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual director and committee evaluations. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as recently enacted legislation in California which requires exchange-listed companies headquartered in California with boards with six or more members to have a minimum of three women directors by December 31, 2021. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection.

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Stockholder Recommendations and Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086. To be timely for the 2021 Annual Meeting of Stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under "When are stockholder proposals and director nominations due for next year's annual meeting?"

Stockholder Communications With the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to General Counsel—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at ir.crowdstrike.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

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Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative "for" vote of a majority of the votes cast on the matter will be required to ratify the selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2019 and January 31, 2020, by PricewaterhouseCoopers LLP, the Company's principal accountant.

	Fiscal Year (In thousands)

	2020	2019
Audit Fees (1)	$2,069	$3,511
Audit-related Fees (2)	50	-
Tax Fees (3)	230	-
All Other Fees (4)	4	3

Total Fees	$2,353	$3,514

(1)
"Audit Fees" consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the 2019 Audit Fees are fees billed in connection with our initial public offering.

(2)
"Audit-related Fees" consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees." This category includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

(3)
"Tax Fees" consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)
"All Other Fees" consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

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Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

| Page 19

Executive Officers

The following table sets forth certain information with respect to our current executive officers as of April 30, 2020. Biographical information for our President, Chief Executive Officer and Director George Kurtz is included above with the director biographies under the caption "Class III Directors Continuing in Office Until the 2022 Annual Meeting."

Name:	Age:	Position:
George Kurtz	49	President, Chief Executive Officer and Director
Burt W. Podbere	54	Chief Financial Officer
Colin Black	56	Chief Operating Officer
Michael Carpenter	44	President, Global Sales and Field Operations
Shawn Henry	58	President, CrowdStrike Services and Chief Security Officer

Page 20 |

| Page 21

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 30, 2020 for:

  •
  each person, or group of affiliated persons, who beneficially owned more than 5% of our Class A or Class B common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Class B common stock that they beneficially owned, subject to applicable community property laws. The percentage ownership columns in the table is based on 149,898,737 shares of Class A common stock outstanding and 65,605,913 shares of Class B common stock outstanding as of April 30, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CrowdStrike Holdings, Inc. 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.

	Beneficial Ownership (1)

Beneficial Owner	Number of Class A Shares	Percent of Class A Shares	Number of Class B Shares	Percent Class B Shares	Percent of Total Voting Power
Greater than 5% Stockholders:
Entities affiliated with Warburg Pincus (2)	-	*	17,455,818	21.61%	21.66%
Entities affiliated with Accel (3)	650,000	*	24,718,466	37.68%	30.75%
T. Rowe Price Associates, Inc. (4)	13,352,063	9.03%	-	-	1.68%
Named Executive Officers and Directors:
George Kurtz (5)	-	*	18,070,344	27.54%	22.42%
Colin Black (6)	-	*	537,917	*	*
Burt W. Podbere (7)	9,474	*	1,136,251	1.73%	1.41%
Roxanne S. Austin (8)	17,687	*	121,406	*	*
Cary J. Davis (9)	33,464	*	-	*	*
Sameer K. Gandhi (10)	367,183	*	-	*	*
Joseph P. Landy (11)	185,300	*	-	*	*
Denis J. O'Leary (12)	-	*	650,450	*	*
Joseph E. Sexton (13)	-	*	307,500	*	*
Godfrey R. Sullivan (14)	-	*	370,000	*	*
Gerhard Watzinger (15)	-	*	920,000	1.40%	1.14%
All current executive officers and directors as a group (13 persons) (16)	787,162	*	23,612,826	35.99%	29.40%

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC unless otherwise indicated.

(2)
Consists of (i) 16,912,653 Class B shares held of record by Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WPPE X"), and (ii) 543,165 Class B shares held of record by Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WPXP" and, together with WPPE X, the "WPP Funds"). Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), is the general partner of the WPP Funds. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP"), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is the managing member of WPP GP. Warburg Pincus Partners GP LLC,

Page 22 |

  a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of the WPP Funds. The address for each of these entities is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, New York 10019.

(3)
Consists of (i) 11,316,696 Class B shares held of record by Accel Growth Fund II L.P., or AGF2, (ii) 819,781 Class B shares held of record by Accel Growth Fund II Strategic Partners L.P., or AGF2 SP and, together with AGF2, the AGF2 Funds, (iii) 1,214,984 Class B shares held of record by Accel Growth Fund Investors 2013 L.L.C., or AGF2013, (iv) 29,640 Class A shares and 363,116 Class B shares held of record by Accel Leaders Fund Investors 2016 L.L.C., or ALF2016, (v) 620,360 Class A shares and 7,599,936 Class B shares held of record by Accel Leaders Fund Investors L.P., or ALF, (vi) 3,328,385 Class B shares held of record Accel London III L.P., or AL3, and (vii) 75,568 Class B shares held of record Accel London Investors 2012 L.P., or ALI and, together with AL3, the AL3 Funds. Accel Growth Fund II Associates L.L.C., or AGF2A, is the General Partner of the AGF2 Funds and has sole voting and investment power. Accel Leaders Fund Associates L.L.C., or ALFA, is the General Partner of ALF and has sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, a member of our board of directors, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the Managing Members of AGF2A, AGF2013 and ALFA, and share such powers. Accel London III Associates L.L.C., or AL3A LLC, is the General Partner of ALI and Accel London III Associates L.P., is the General Partner of AL3. AL3A LLC has sole voting and investment power. Jonathan Biggs, Kevin Comolli, Sonali De Rycker, Bruce Golden and Hendrick Nelis are the Managers of AL3A LLC and share such powers. The business address for each of these entities and individuals is c/o Accel, 500 University Avenue, Palo Alto, California 94301.

(4)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on May 11, 2020, reporting sole power to vote 5,597,720 shares and sole power to dispose of 13,532,063 shares as of April 30, 2020. The address of T. Rowe Price Associates Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
Consists of (i) 1,281,625 Class B shares held of record by Mr. Kurtz, of which 659,980 may be repurchased by us at the original exercise price as of April 30, 2020, (ii) 12,562,476 Class B shares held of record by the Kurtz 2009 Spendthrift Trust, dated 4/2/2009, for which Mr. Kurtz serves as trustee, (iii) 1,887,127 Class B shares held of record by the Allegra Kurtz Irrevocable Gift Trust dated December 14, 2011, for which Mr. Kurtz serves as trustee, (iv) 1,887,127 Class B shares held of record by the Alexander Kurtz Irrevocable Gift Trust dated December 14, 2011, for which Mr. Kurtz serves as trustee, (v) 100,000 Class B shares held of record by the Kurtz Family Dynasty Trust, for which Mr. Kurtz serves as investment advisor, and (vi) 351,989 shares subject to options exercisable for Class B shares within 60 days of April 30, 2020, of which none are fully vested as of such date.

(6)
Consists of 350,027 shares subject to options exercisable for Class B shares within 60 days of April 30, 2020, of which 306,275 are fully vested as of such date.

(7)
Consists of 19,141 shares subject to options exercisable for Class B shares within 60 days of April 30, 2020, of which 8,723 are fully vested as of such date.

(8)
Consists of 121,406 shares subject to options exercisable for Class B shares within 60 days of April 30, 2020, of which 109,843 are fully vested as of such date.

(9)
Does not include shares held by the WPP Funds. Mr. Davis is a Partner of WP and a Member and Managing Director of Warburg Pincus LLC, the manager of the WPP Funds but does not have voting or dispositive power over the shares held by the WPP Funds. The address for Mr. Davis is 450 Lexington Avenue, New York, New York 10017.

(10)
Consists of 367,183 Class A shares held of record by Mr. Gandhi, none of which may be repurchased by us at the original exercise price as of April 30, 2020.

(11)
Does not include shares held by the WPP Funds. Mr. Landy is a Partner of WP and a Member and Managing Director of Warburg Pincus LLC, the manager of the WPP Funds but does not have voting or dispositive power over the shares held by the WPP Funds. The address for Mr. Landy is 450 Lexington Avenue, New York, New York 10017.

(12)
Consists of 650,450 Class B shares held of record by Mr. O'Leary, of which 12,500 may be repurchased by us at the original exercise price as of April 30, 2020.

(13)
Consists of 307,500 Class B shares held of record by Mr. Sexton, of which 6,250 may be repurchased by us at the original exercise price as of April 30, 2020.

(14)
Consists of 370,000 Class B shares held of record by Mr. Sullivan, of which 154,167 may be repurchased by us at the original exercise price as of April 30, 2020.

(15)
Consists of (i) 320,000 Class B shares held of record by Mr. Watzinger, of which 9,584 may be repurchased by us at the original exercise price as of April 30, 2020, and (ii) 600,000 Class B shares held of record by Clavius Capital LLC, for which Mr. Watzinger has sole voting and dispositive power.

(16)
Consists of (i) 787,162 Class A shares beneficially owned by our executive officers and directors, (ii) 21,271,305 Class B shares beneficially owned by our executive officers and directors, 842,481 of which may be repurchased by us at the original exercise price as of April 30, 2020, and (ii) 2,341,521 shares subject to options exercisable for Class B shares within 60 days of April 30, 2020, of which 1,697,151 shares are fully vested as of such date.

| Page 23

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 report was filed late for Mr. Podbere with respect to one transaction, two Form 4 reports were filed late for Mr. Black with respect to two transactions and one Form 4 was filed late for Ms. Austin with respect to one transaction, in each case due to administrative errors.

Of the four transactions that were reported late, one involved the exercise of a stock option. The other three involved one-for-one conversions of Class B common stock to Class A common stock in connection with the vesting of RSUs that were otherwise timely reported. Each of these transactions is exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act. None involved a change to the reporting person's effective beneficial ownership of our Class A common stock, taking into account rights to convert and acquire upon option exercise.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Page 24 |

Executive Compensation

Our named executive officers, or the NEOs, for the fiscal year ended January 31, 2020, consist of our Chief Executive Officer and next two most highly compensated executive officers as of January 31, 2020:

  •
  George Kurtz, President and Chief Executive Officer

  •
  Burt W. Podbere, Chief Financial Officer

  •
  Colin Black, Chief Operating Officer
Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended January 31, 2019 and January 31, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (4)(5)	Total ($)
George Kurtz (2)	2020	450,000	900,000	-	-	-		-	1,350,000
President and Chief Executive Officer	2019	394,039	107,659	35,508,650	8,415,367	492,341	(6)	11,774	44,929,830
Burt W. Podbere	2020	368,000	-	-	-	187,220		3,990	559,210
Chief Financial Officer	2019	347,467	-	624,000	284,268	157,674		8,729	1,422,138
Colin Black	2020	380,000	-	-	-	231,990		11,360	623,350
Chief Operating Officer	2019	377,359	-	624,000	284,268	230,830		9,401	1,525,848

(1)
The amounts disclosed represent the grant date fair value of the restricted stock units and stock options granted to our NEOs during the relevant fiscal year as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2020, which was filed with the SEC on March 23, 2020. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the restricted stock units or stock options, the exercise of the stock options, or the sale of any common stock acquired under such restricted stock units or stock options.

(2)
Mr. Kurtz serves on our Board but is not paid additional compensation for such service.

(3)
This amount represents discretionary bonuses paid to Mr. Kurtz.

(4)
These amounts represent the airfare and hotel expenses paid by the Company for the executives' spouses to attend our sales and marketing events.

(5)
As part of our sales and marketing activities, we sponsor a CrowdStrike-branded professional racing car, which Mr. Kurtz drives in some races in lieu of us hiring a professional driver. As we do not incur any incremental cost under these arrangements, we have not reported any resulting compensation to Mr. Kurtz.

(6)
This amount represents a performance-based bonus paid pursuant to Mr. Kurtz's individual bonus plan for fiscal 2019.

Narrative to Summary Compensation Table

Employment Agreements

George Kurtz

We are party to an employment agreement with Mr. Kurtz, our President and Chief Executive Officer, dated November 18, 2011, or the Kurtz Employment Agreement. The Kurtz Employment Agreement has no specified term and provides for at-will employment. Pursuant to the Kurtz Employment Agreement, Mr. Kurtz's annual base salary, now $450,000, is subject to increase by the Compensation Committee. Mr. Kurtz is eligible to participate in our annual bonus program, health plan, insurance plan, retirement plan, and other benefit plans as provided to our similarly situated executives.

| Page 25

Pursuant to the Kurtz Employment Agreement, if Mr. Kurtz's employment is terminated (1) by us without "cause" (as defined in the Kurtz Employment Agreement), other than due to death or disability, or (2) by Mr. Kurtz for "good reason" (as defined in the Kurtz Employment Agreement), and Mr. Kurtz agrees to be bound by certain limitations on competitive activities set forth in a Non-Interference Agreement between Mr. Kurtz and us and executes a release of claims in the form attached to the Kurtz Employment Agreement that becomes effective and irrevocable within 60 days of his termination of employment, Mr. Kurtz shall be entitled to (i) continued payment of his base salary for 12 months following his termination, payable in accordance with our regular payroll practices, and (ii) subject to Mr. Kurtz's election of COBRA continuation coverage under our group health plan, we will pay Mr. Kurtz an additional monthly amount equal to (on an after tax basis) the "applicable percentage" of the monthly COBRA premium cost for the level of coverage that Mr. Kurtz had as of the date of termination for up to 12 months following his termination. The "applicable percentage" shall be the percentage of Mr. Kurtz's health care premium costs covered by us as of the date of termination.

Burt W. Podbere

We are party to an employment letter with Mr. Podbere dated as of August 10, 2015. Pursuant to this letter, we have agreed to provide Mr. Podbere with severance benefits in the event of a qualifying termination of employment. In the event that we terminate Mr. Podbere's employment without "cause" (as defined in his employment letter) or he terminates his employment for "good reason" (as defined in his employment letter), Mr. Podbere will receive three months base salary as severance and, if the termination occurs within 12 months after a change of control, Mr. Podbere will receive full vesting of his unvested options, in each case subject to his release of claims against us and our affiliates.

Colin Black

We are party to an employment letter with Mr. Black dated as of October 3, 2015. Pursuant to this letter, we have agreed to provide Mr. Black with severance benefits in the event of a qualifying termination of employment. In the event that we terminate Mr. Black's employment without cause or he terminates his employment for good reason within 12 months after a change of control, Mr. Black will receive three months base salary as severance and full vesting of his unvested options, in each case subject to his release of claims against us and our affiliates.

Bonus and Non-Equity Incentive Plan Compensation

We provide each of our named executive officers an opportunity to receive formula-based incentive payments. Payments under this incentive arrangement are based on a target incentive amount for each named executive officer.

George Kurtz

We established a discretionary bonus plan for George Kurtz during fiscal 2019 whereby the Compensation Committee considers a discretionary bonus for Mr. Kurtz on an annual basis. The Board determined that Mr. Kurtz's outstanding performance in fiscal 2020 had a significant positive impact on the Company's performance through the end of that fiscal year. In recognition of these contributions and as an incentive to Mr. Kurtz to maintain his outstanding performance, the Board awarded Mr. Kurtz a discretionary bonus of $900,000 under this plan. Commencing in fiscal 2021, Mr. Kurtz will instead be eligible for an opportunity to receive formula-based incentive payments under our non-equity incentive plan.

Burt W. Podbere

Pursuant to his employment letter with us, Mr. Podbere is entitled to a bonus to be paid out quarterly based on the achievement of certain performance objectives. Mr. Podbere's annual target award under the 2020 Bonus Plan was $184,000, and the actual amount of his bonus for fiscal 2020 was $187,220.

Colin Black

Pursuant to his employment letter with us, Mr. Black is entitled to a bonus to be paid out quarterly based on the achievement of certain performance objectives. Mr. Black's annual target award under the 2020 Bonus Plan was $228,000, and the actual amount of his bonus for fiscal 2020 was $231,990.

Page 26 |

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended January 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.

Name	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)
George Kurtz	10/9/2018	(3)	1,077,967	-	11.13	10/9/2028	-	-
	10/23/2018	(4)	-	-	-	-	2,155,933	131,705,947
Burt W. Podbere	11/19/2015	(5)	4,166	33,334	1.665	10/19/2025	-	-
	9/25/2018	(6)	4,557	33,334	11.13	9/25/2028	-	-
	9/25/2018	(7)	-	-	-	-	34,375	2,099,969
Colin Black	11/19/2015		153,152	-	1.665	11/19/2025	-	-
	2/4/2017	(8)	250,000	-	1.76	2/4/2027	-	-
	9/25/2018	(6)	16,666	33,334	11.13	9/25/2028	-	-
	9/25/2018	(7)	-	-	-	-	34,375	2,099,969

(1)
Each of the outstanding equity awards was granted pursuant to our 2011 Stock Incentive Plan.

(2)
This amount reflects the fair market value of our common stock of $61.09 as of January 31, 2020 (the determination of the fair market value by our Board as of the most proximate date) multiplied by the amount shown in the column for the number of shares or units that have not vested.

(3)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 1,055,967 shares of Class B common stock vest in 48 equal monthly installments beginning on November 1, 2018 and 351,989 shares of Class B common stock vest in 24 equal monthly installments beginning on November 1, 2022, in each case subject to continued service through the applicable vesting date. As of January 31, 2019, this award remains unvested as to 1,077,967 shares of Class B common stock that are subject to the option's early exercise provision.

(4)
The RSUs vest pursuant to a time-based and performance-based vesting schedule as follows: 2,111,934 RSUs vest in 16 equal quarterly installments beginning on December 20, 2018 and 703,978 RSUs vest in eight equal quarterly installments beginning on December 20, 2022, in each case subject to continued service through the applicable vesting date, provided that none of the RSUs will vest before the earlier of (A) a change in control in which the consideration paid to holders of Company shares is either cash, publicly traded securities, or a combination thereof, or (B) the first Company vest date (as defined in the RSU agreement).

(5)
Shares subject to the option vest in 48 equal installments beginning on September 16, 2016 subject to continued service through the vesting date.

(6)
Shares subject to the option vest in 48 equal monthly installments beginning on October 25, 2018 subject to continued service through the applicable vesting date.

(7)
25% of the RSUs vest on September 20, 2019, and 1/16 of the RSUs vest quarterly thereafter subject to continued service through the applicable vesting date, provided that none of the RSUs vest before the earlier of (i) a change in control in which the consideration paid to holders of Company shares is either cash, publicly traded securities, or a combination thereof, or (ii) the first Company vest date (as defined in the RSU agreement).

(8)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 25% of the award vests on December 26, 2017, and 1/48 of the award vests monthly thereafter for the following 36 months. The vesting of each of the options is subject to continued service through the applicable vesting date. 50,000 of the shares subject to the option were subject to a performance condition regarding our platform adjusted gross margin percentage for the fiscal year ended January 31, 2018. As of January 31, 2020, this award remains unvested as to 57,293 shares of Class B common stock.

| Page 27

Compensation Plans

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees can participate in the 401(k) plan as of their start date, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants' interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants, and effective January 1, 2020, we match 50% of the first 2% of compensation contributed by participants with a maximum match of $2,850 for 2020 based on the IRS compensation limit.

2019 Equity Incentive Plan

In May 2019, our Board adopted, and our stockholders approved, our 2019 Equity Incentive Plan, or our 2019 Plan. Our 2019 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees and any parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares, and other share-based awards to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants.

As of January 31, 2020, 6,770,870 shares of our Class A common stock were available for issuance pursuant to our 2019 Plan. The number of shares available for issuance under our 2019 Plan is subject to an annual increase on February 1 of each fiscal year beginning with the 2020 fiscal year, equal to the lesser of:

  •
  two percent (2%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or

  •
  such other amount as our Board may determine.

2019 Employee Stock Purchase Plan

In May 2019, our Board adopted, and our stockholders approved, our 2019 Employee Stock Purchase Plan, or our ESPP.

As of January 31, 2020, 3,072,083 shares of our Class A common stock were available for sale under our ESPP. The number of shares of our Class A common stock that available for sale under our ESPP is subject to an annual increase on February 1 of each fiscal year beginning with the fiscal year 2020 equal to the lesser of:

  •
  one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or

  •
  such other amount as the administrator may determine.

Page 28 |

Director Compensation

The following table reflects certain information with respect to the compensation of all non-employee directors of the Company for the year ended January 31, 2020.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation (1) ($)	Total Compensation ($)
Roxanne S. Austin	37,500	10,750	48,250
Cary J. Davis	26,630	-	26,630
Sameer K. Gandhi	32,630	-	32,630
Joseph P. Landy	25,500	-	25,500
Denis J. O'Leary	31,250	-	31,250
Joseph E. Sexton	29,630	15,400	45,030
Godfrey R. Sullivan	29,630	-	29,630
Gerhard Watzinger	44,630	11,580	56,210

(1)
Each entry represents the value of health insurance benefits provided to the respective director during the fiscal year.

As of January 31, 2020, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Shares underlying stock awards (1)	Shares underlying options (2)
Roxanne S. Austin	63,594	277,500
Cary J. Davis	-	31,250
Sameer K. Gandhi	-	-
Joseph P. Landy	-	-
Denis J. O'Leary	-	31,250
Joseph E. Sexton	-	15,625
Godfrey R. Sullivan	-	177,292
Gerhard Watzinger	-	23,959

(1)
Each entry represents the number of shares underlying any outstanding unvested restricted stock unit award.

(2)
Each entry represents the aggregate number of any shares underlying unexercised options and any unvested shares acquired upon early exercise of options.

Under our Outside Director Compensation Policy, or Policy, our non-employee directors receive equity awards and cash retainers as compensation for service on our Board and its committees. This Policy is intended to enable us to attract qualified directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders.

Under this Policy, non-employee directors receive the following annual cash retainers, payable in quarterly installments:

  •
  Non-executive board chair: $20,000

  •
  Board member: $30,000

  •
  Audit committee chair: $20,000

  •
  Audit committee member: $9,500

  •
  Compensation committee chair: $13,500

  •
  Compensation committee member: $5,500

  •
  Nominating and corporate governance committee chair: $7,500

  •
  Nominating and corporate governance committee member: $4,000

| Page 29

These directors will receive equity-based compensation in the form of RSUs with respect to shares of Class A common stock granted pursuant to our 2019 Plan.

Each non-employee director joining the board will be automatically granted the following awards upon first joining our Board:

  •
  an initial RSU award with a value of $375,000, vesting annually over three years, subject to continued service on the board; plus

  •
  an annual RSU award with a value of $190,000, pro-rated based on the director's length of service prior to the next annual meeting of stockholders. This award will vest on the earlier of (i) the date of the next annual meeting of stockholders held after the director first joins the board or (ii) the date on which the other directors' annual awards described below for such year vest, subject to continued service on the board.

On the day of the annual meeting of stockholders, beginning with this Annual Meeting, each continuing non-employee director will be automatically granted:

  •
  an annual RSU award with a value of $190,000, vesting in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders held after the date of grant, in each case, subject to continued service on the board.

In the event of a change in control (as defined under the 2019 Plan), all of our non-employee directors' equity awards will become fully vested, subject to such non-employee director's continuous service through the date of such change in control.

In addition, we will reimburse all our directors for their reasonable travel expenses incurred in attending meetings of our Board or committees as well as pre-approved out of pocket expenses to attend director continuing education events. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites, as determined by us from time to time.

Our 2019 Plan contains maximum limits, which were approved by our stockholders prior to our 2019 Plan becoming effective, on the aggregate amount of cash compensation and equity awards that can be paid, issued or granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential payments or grants or a commitment to make any payments or equity award grants to our non-employee directors in the future, other than as set forth in the Policy.

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Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of January 31, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	20,752,499 (2)	$3.91 (3)	9,842,953	(4)(5)
Equity compensation plans not approved by stockholders	-	-	-
Total	20,752,499	$3.91	9,842,953

(1)
Includes our Amended and Restated 2011 Equity Incentive Plan ("2011 Plan") and our 2019 Equity Incentive Plan ("2019 Plan"). Our 2011 Plan was terminated on June 10, 2019 in connection with our IPO. The amount in column (c) includes shares of Class A common stock issuable under our 2019 Employee Stock Purchase Plan ("ESPP").

(2)
Includes 20,752,499 shares of Class A common stock subject to options and RSUs outstanding as of January 31, 2020 that were issued under the 2011 Plan and the 2019 Plan. This amount does not include any shares of Class A common stock issuable under our ESPP.

(3)
RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)
As of January 31, 2020, an aggregate of 27,523,369 shares of Class A common stock were available for issuance under our 2019 Plan. The number of shares available for issuance under our 2019 Plan will also include an annual increase on the first day of each fiscal year, equal to the lesser of: two percent (2%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our board of directors may determine.

(5)
As of January 31, 2020, an aggregate of 3,072,083 shares of Class A common stock were available for issuance under our ESPP. The number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, equal to the lesser of: one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our board of directors may determine.

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Transactions with Related Parties and Indemnification

Policies and Procedures for Related Party Transactions

In 2019 we adopted the CrowdStrike Related Party Transaction Policy providing that our executive officers, directors, nominees for election as directors, persons known to us to be beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons (each a "Related Person"), are not permitted to enter into a related-party transaction with us without the consent or ratification of our Board, Audit Committee, or a comparable body of the Board consisting solely of independent directors, subject to the exceptions described below. A "Related Person Transaction" means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company in which a Related Person has or will have a direct or indirect material interest, as determined by the Committee.

Subject to certain exceptions, the Chief Financial Officer presents any new Related Person Transactions, and proposed transactions involving Related Persons, to the Committee at its next occurring regular meeting. In approving or rejecting any such proposal, our committee is to consider the relevant facts and circumstances, including the commercial reasonableness of the transaction's terms, its business purpose, whether the Transaction will impair the independence of a non-employee director under Nasdaq and SEC standards, the materiality and character of the related person's interest, and the related person's actual or apparent conflict of interest. Certain transactions do not require approval, including certain employment arrangements of executive officers, director compensation, transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000; transactions in which the related party's interest derives solely from his or her service as a director of another corporation that is party to the transaction; transactions in which the related party's interest derives solely from his or her ownership of less than 10% of the equity interest in another person, which is a party to the transaction; and, transactions where a related party's interest arises solely from the ownership of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.

Certain Related Party Transactions

The following is a description of each transaction since February 1, 2019, in which:

  •
  we have been a participant;

  •
  the amount involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

We are party to an amended and restated registration rights agreement, or RRA, with certain holders of our capital stock, including entities affiliated with Warburg Pincus, Accel and CapitalG, which each held or continue to hold 5% or more of our capital stock, Denis J. O'Leary and an entity affiliated with Gerhard Watzinger, who are each directors, and entities affiliated with George Kurtz, who is a director and an executive officer and is affiliated with entities holding 5% or more of our capital stock, which provides, among other things, that such stockholders have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Falcon Fund

In July 2019, we agreed to commit up to $10.0 million to a newly formed entity, CrowdStrike Falcon Fund LLC ("Falcon Fund"), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel, a holder of more than 5% of our capital stock, also agreed to commit up to $10.0 million to Falcon Fund and collectively own the remaining 50% of the sharing percentage of Falcon Fund. Falcon Fund is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately-held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund has a duration of ten years which may be extended for three

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additional years. At dissolution, Falcon Fund will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. As of January 31, 2020, we made a contribution to Falcon Fund totaling $0.5 million. This $0.5 million and the matching $0.5 million contribution by Accel has been invested in the Series B preferred stock of a private company that develops and sells a SaaS-based cyber hygiene product.

Other than as described above, since February 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm's-length dealings with unrelated third parties.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

  •
  any breach of the director's duty of loyalty to us or to our stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director's duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

In addition to the indemnification required in our amended and restated certificate of incorporation, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees, that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. Our directors who are affiliated with venture capital firms also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds, together referred to as the Fund Indemnitors. We have agreed to reimburse the Fund Indemnitors for advancements they made to their affiliated directors for matters that such directors are entitled to indemnification from us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are CrowdStrike Holdings, Inc. stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or CrowdStrike Holdings, Inc. Direct your written request to Investor Relations at investors@crowdstrike.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

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Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

George Kurtz President, Chief Executive Officer and Director

May 22, 2020

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020 as filed with the Securities and Exchange Commission is available without charge upon written request to: General Counsel—Proxy, CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CROWDSTRIKE HOLDINGS, INC. 150 MATHILDA PLACE SUITE 300 SUNNYVALE, CA 94086 During The Meeting - Go to www.virtualshareholdermeeting.com/CRWD2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 5, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D17574-P34891 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CROWDSTRIKE HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. To elect the Company’s Board of Director nominees, Denis J. O’Leary, Joseph E. Sexton, and Godfrey R. Sullivan, to the Board to hold office until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal. Nominees: 01) Denis J. O'Leary 02) Joseph E. Sexton 03) Godfrey R. Sullivan For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D17575-P34891 CROWDSTRIKE HOLDINGS, INC. Annual Meeting of Stockholders July 6, 2020 12:00 PM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) George Kurtz and Burt W. Podbere, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CROWDSTRIKE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 12:00 PM, Pacific Time on July 6th, 2020 at www.virtualshareholdermeeting.com/CRWD2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side